UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest reported)   April 30, 2004
                                                    ------------------

                                Unitrend, Inc.
                                --------------
            (Exact name of registrant as specified in its charter)

              Nevada             001-15777           34-1904923
          --------------      --------------       --------------
         (State or other       (Commission         (IRS Employer
         jurisdiction of       File Number)      Identification No.)
          incorporation


          4665 W. Bancroft St., Toledo, Ohio                  43615
         ------------------------------------               ----------
        (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code  419-536-2090
                                                           ------------

                                      N/A
        --------------------------------------------------------------
         (Former name or former address, if changed since last report)





ITEM 5. OTHER EVENTS.

On April 28, 2004, Unitrend, Inc. signed a marketing agreement with TigerDirect.com. TigerDirect.com is a subsidiary of Systemax Inc. - a $1.5 billion public corporation listed on the New York Stock Exchange. TigerDirect.com was established to serve the needs of computer users and today they are one of the industry's top computer and computer product retailers. Their web site has been ranked among the New York Times' "Top 25 Online Retailers" in 2002. They carry the world's largest selection of computer components, making them the reseller of choice for the "Build-It-Yourselfer." We believe that this relationship will enhance Unitrend's marketing efforts of the Cablety and lay the foundation for a marketing agreement with TigerDirect.com for future Unitrend products.


                                      UNITREND, INC.

Dated: April 30, 2004        By:   /S/  CONRAD A.H. JELINGER
                                      --------------------------------------
                                      Conrad A.H. Jelinger
                                      Chief Executive Officer, Interim Chief
                                      Financial Officer and President

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